Exhibit 21.1

SUBSIDIARIES OF EDWARDS GROUP LIMITED

Company	Country of Incorporation
Edwards (Cayman Islands I) Ltd	Cayman Islands
Edwards (Cayman Islands II) Ltd	Cayman Islands
Edwards Chemical Management Europe Ltd	United Kingdom
Edwards GmbH	Germany
Edwards Group plc	United Kingdom
Edwards High Vacuum International Ltd	United Kingdom
Edwards Holdco 1, Inc	United States of America
Edwards India Private Ltd	India
Edwards Israel Vacuum Ltd	Israel
Edwards Japan Ltd	Japan
Edwards Korea Ltd	South Korea
Edwards Ltd	United Kingdom
Edwards S.p.A.	Italy
Edwards s.r.o.	Czech Republic
Edwards SAS	France
Edwards Services s.r.o.	Czech Republic
Edwards Technologies Ltd	Taiwan
Edwards Technologies Malaysia Sdn. Bhd.	Malaysia
Edwards Technologies Singapore PTE Ltd	Singapore
Edwards Technologies Trading (Shanghai) Company Ltd	Peoples Republic of China
Edwards Technologies Vacuum Engineering (Shanghai) Company Ltd	Peoples Republic of China
Edwards UKCo 2 Ltd	United Kingdom
Edwards US Holdco Ltd	United Kingdom
Edwards Vacuo Ltda	Brazil
Edwards Vacuum Ltd	United Kingdom
Edwards Vacuum Technology Ireland Ltd	Ireland
Edwards Vacuum, Inc	United Stated of America
Hibon International SA	France
Hibon SAS	France
SA Edwards Vacuum NV	Belgium